                                STOCK PURCHASE
                                      AND
                            STOCKHOLDERS AGREEMENT


     THIS STOCK PURCHASE AND STOCKHOLDERS AGREEMENT (the "Agreement") is made as
                                                          ---------
of September 14, 1998, among AdNet Strategies, Inc., a California corporation (the "Company"), William Apfelbaum, a New York resident (the "Investor"), and
      -------                                                 --------
the Persons listed as Stockholders on the signature pages hereto, as amended from time to time (such Persons, together with the Investor, being collectively referred to herein as the "Stockholders"). Except as otherwise indicated,
                           ------------
capitalized terms used herein are defined in Section 9 hereof.

     WHEREAS, the Company is a duly organized and existing corporation under the laws of the State of California;

     WHEREAS, the Company wishes to issue and sell to the Investor, and the Investor wishes to purchase from the Company, (i) 2,000 shares (the "Shares") of
                                                                     ------
Preferred Stock, and (ii) a warrant (the "Warrant") to purchase up to 65,789
                                          -------
shares (the "Warrant Shares") of Common Stock; and
             --------------

     WHEREAS, the Company and the Stockholders desire that the business of the Company be advantageously conducted for the mutual benefit of the Stockholders and the sustained prosperity of the Company and to such end deem it necessary to make certain provisions for the regulation of the Company's affairs and the rights of the Stockholders.

     NOW, THEREFORE, in consideration of the premises and the covenants hereinafter set forth, the parties hereto agree as follows:

     1.   Closing and Pre-Closing Matters.
          -------------------------------

     1A.  Filing of Restated Articles of Incorporation. Immediately prior to the
          --------------------------------------------
Closing, the Company shall execute a Restated Articles of Incorporation, substantially in the form attached hereto as Exhibit A (the "Articles of
                                             ---------       -----------
Incorporation"), and shall cause the same to be filed with the Secretary of
-------------
State of California.

     1B.  Purchase of Preferred Stock. At the Closing, subject to the terms and
          ---------------------------
conditions set forth herein, the Company shall issue and sell to the Investor, and the Investor shall purchase from the Company, all of the Shares for an aggregate purchase price of $2,000,000 (the "Purchase Price"). The Purchase
                                             --------------
Price shall be paid by the Investor by certified check or by wire transfer to an account designated by the Company on the Closing Date.

     1C.  Issuance of Warrant. At the Closing, subject to the terms and
          -------------------
conditions hereof, the Company shall issue to the Investor the Warrant, in substantially the form attached hereto as Exhibit B.
                                          ---------

     2.      Closing Date. The closing of the transactions contemplated herein
             ------------
(the "Closing", and the date of which is the "Closing Date") shall take place at
      -------                                 ------------
the offices of the Company, 36 West 44/th/ Street, Suite 1412, New York, New York 10036 on the date hereof, or at such later date as is mutually agreed upon by the Company and the Investor.

     3.      Conditions to the Closing.
             -------------------------

     3A.     Conditions to the Investor's Obligations at the Closing. The
             -------------------------------------------------------
obligation of the Investor to perform its obligations set forth in Section 1 is subject to the satisfaction as of the Closing of the following conditions:

       (i)   Articles of Incorporation. The Company's Restated Articles of
             -------------------------
Incorporation shall be in full force and effect as of the Closing.

       (ii)  Directors. The Company shall have taken all necessary action to
             ---------
ensure that, immediately after the Closing, the Board of Directors of the Company (the "Board") shall consist of the four directors set forth on the
              -----
Schedule of Directors, and the Investor (or his designee), upon written notice and at his option, shall be elected as a director or the Chairman of the Board.

       (iii) Warrant. The Company shall have executed and delivered the Warrant
             -------
to the Investor, and the Warrant shall be in full force and effect as of the Closing.

       (iv)  S Corporation Status. The Company shall have elected to terminate
             --------------------
its status as a Subchapter "S" Corporation.

       (v)   Closing Documents. The Company shall have delivered to the Investor
             -----------------
all of the following documents:

             (a) copies of resolutions duly adopted by the Board authorizing the execution, delivery and performance of this Agreement, the Warrant, the issuance of the Shares and each of the other agreements contemplated hereby (collectively, the "Transaction Documents"), and the consummation of all
                         ---------------------
     other transactions contemplated by this Agreement; and

             (b) copies of the Articles of Incorporation, certified by the Secretary of State of California, and the Bylaws, certified by the Company's Secretary, as in effect at the Closing.

     4.      Covenants.
             ---------

     4A.     Negative Covenants. Except as specifically provided by this
             ------------------
Agreement, from the date of this Agreement until the earlier to occur of (1) the closing date of an Initial Public Offering and (2) the date on which the Investor's Percentage Interest is less than 8% (provided that the decrease in the Investor's Percentage Interest is not due to an Exempt Issuance), the Company shall not, without the prior consent of the Investor, which shall not be unreasonably withheld:

     (i)    redeem, purchase or otherwise acquire any Equity Securities;

     (ii) authorize, create or issue any Equity Securities, except for an Exempt Issuance;

     (iii) increase the compensation of any of its key officers above the levels in existence as of the Closing Date, except that Bohan's total annual compensation, including salary plus bonus, may be $300,000;

     (iv) incur or create any long-term debt or indebtedness for borrowed money having a present value in excess of $250,000;

     (v) enter into any agreement or arrangement out of the ordinary course of business;

     (vi) enter into any transaction between the Company, on the one hand, and any Affiliate of the Company, on the other hand;

     (vii)  amend the Articles of Incorporation or By-laws in any manner;

     (viii) increase the number of members of the Board beyond five persons;

     (ix) declare any dividend or other distribution in respect of any of its capital stock;

     (x) amend, modify, supplement or waive, or consent to the amendment, modification, supplementation or waiver of, any of the provisions of this
Section 4;

     (xi) change in any material respect the nature of the business conducted by the Company on the date hereof;

     (xii) make itemized expenditures in excess of 15% of the estimated amounts for such items set forth in the annual budget (which annual budget shall be approved by the Investor if the budget varies by more than 25% from the previous year); or

     (xiii) use any proceeds from the Purchase Price for items other than (a) ongoing operating expenses, (b) working capital and capital expenditures, (c) acquisitions approved by the Board, and (d) repayment of all principal and interest under the loan from Bert and Linda Fornaciari in the original principal amount of $200,000.

     4B.  Affirmative Covenants. Except as specifically provided by this
          ---------------------
Agreement, from the date of this Agreement until the earlier to occur of (1) the closing date of an Initial Public Offering and (2) the date on which the Investor's Percentage Interest is less than 8% (provided that the decrease in the Investor's Percentage Interest is not due to an Exempt Issuance), the Company shall, unless the Company has obtained the prior written consent of the Investor:

     (i) submit on a timely basis each annual budget of the Company to the Board; and

     (ii) at all times remain a corporation duly organized and validly existing under the laws of the State of California.

     4C.     Financial Statements and Other Information. The Company will
             ------------------------------------------
deliver to the Investor:

     (i) within 45 days after the end of each fiscal quarter of the Company, an unaudited statement of income and cash flow of the Company for such fiscal quarter, and a balance sheet of the Company as of the end of such fiscal quarter, and all such statements will be prepared in accordance with generally accepted accounting principles, consistently applied ("GAAP");
                                                       ----

     (ii) within 90 days after the end of each fiscal year of the Company, commencing with the fiscal year 1999, an audited statement of income and cash flow of the Company for such year, and the balance sheet of the Company as of the end of such year, and all such statements will be prepared in accordance with GAAP; and

     (iii) such other information as reasonably requested by the Investor which the Company has in its possession or can acquire without reasonable effort or expense.

     5.      Purchase, Sale and Delivery of Equity Securities.
             ------------------------------------------------

     5A.     Executive Stock Options. Upon delivering written notice to the
             -----------------------
Investor, the Company shall have the right to issue to executive officers, directors and/or employees of the Company from time to time, solely at the discretion of the Board, stock options ("Stock Options") to purchase shares of
                                         -------------
Common Stock in an aggregate amount not exceeding 10% of the Total Company Shares on the Closing Date. It shall be a condition to the issuance of any shares of Common Stock pursuant to a Stock Option that the holder thereof provide a written agreement to be bound by and subject to this Agreement. If any such Stock Option is terminated by reason of any termination of employment and any or all of the shares of Common Stock issuable thereunder are not vested and issued in accordance with the terms thereof, the Company shall have the right to issue one or more Stock Options as provided herein for that number of shares of Common Stock which equal the number of shares that were not vested and issued pursuant to such terminated Stock Option at the time of such termination.

     5B.     Investor Put Option. Commencing upon the earliest to occur of (i)
             -------------------
the second anniversary of the Closing Date, (ii) the sale, merger, consolidation, conveyance, exchange, transfer or other disposition of all or substantially all of the Company's assets (a "Capital Transaction"), or (iii) an
                                              -------------------
Initial Public Offering, upon written notice (the "Put Notice") by the Investor
                                                   ----------
to the Company of his desire to sell all, but not less than all, of the Investor Shares held by the Investor, the Company shall be obligated to purchase from the Investor all of the Investor Shares requested to be sold by the Investor at a cash purchase price per share equal to the Stated Value per share, together with all cumulated but unpaid dividends on such Investor Shares. The purchase of such Investor Shares by the Company shall be completed (i) on the date of the closing of the Capital Transaction or the Initial Public Offering, if applicable, or
(ii) within six months of the date of receipt of the Put Notice, in all other events; provided that the Investor has given the Company at least fifteen (15) days written notice prior to its exercise of the put option.

Any purchase by the Company of the Investor Shares pursuant to this Section 5B shall be effected by delivery by the Investor of the certificate for all such shares (properly endorsed for transfer) to the Company upon tender by the Company of the purchase price for such Investor Shares by a wire transfer to that account of the Investor that account of the Investor. In the event the Company fails to consummate the purchase of such Investor Shares in accordance with this Section 5B, the Majority Shareholder and the other Stockholders shall cause the Company to reconstitute the Board, such that the Company shall nominate two directors, and the Investor shall nominate three directors. The Company shall provide at least thirty (30) days written notice to the Investor prior to a Capital Transaction or an Initial Public Offering.

     5C.   Certain Limitations on Transfer. Except for (i) an Exempt Transfer,
           -------------------------------
(ii) upon the sale of the Investor Shares pursuant to the registration of the Investor Shares under the Securities Act or a Capital Transaction, or (iii) a Transfer of the Shares at least three years from the date hereof, in order to assure that the Company will continue to benefit from the valuable support, expertise and industry knowledge provided by the Investor, without the prior written consent of the Majority Shareholder, the Investor shall not Transfer any Investor Shares to any Person.

     5D.   First Refusal Rights for Common Stock Issued by the Company.
           -----------------------------------------------------------

     (i) Except for the issuance of Common Stock in connection with an Exempt Issuance, if the Company authorizes the issuance and sale to any Person of any shares of Common Stock or any securities containing options, warrants or rights to acquire any shares of Common Stock (excluding shares issued in an Exempt Issuance, other than shares issued in clause (i)(B) of such definition)(the "First Refusal Securities"), the Company will first offer to sell to the
 ------------------------
Investor all of the First Refusal Securities (the "First Refusal Amount");
                                                   --------------------
provided, however, that the Investor shall have no rights to purchase any First Refusal Securities pursuant to this Section 5D if, as a result of the Investor's purchase of such First Refusal Securities, the Investor's Percentage Interest, together with his Transferees, shall be 45% or more. The Investor will be entitled to purchase the First Refusal Securities at the same price per share and on the same terms as the First Refusal Securities are to be offered to such other Person.

     (ii) The Investor must exercise his purchase rights hereunder within 30 days after receipt of written notice from the Company describing in reasonable detail the First Refusal Securities being offered, the purchase price per share thereof, the payment terms and such Investor's Percentage Interest and First Refusal Amount.

     (iii) Upon the expiration of the offering periods described above, the Company will be free to sell such First Refusal Securities which the Investor has not elected to purchase during the 60 days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to the Investor. Any First Refusal Securities to be offered or sold by the Company after such 60-day period must be reoffered to the Investor pursuant to the terms of this Section 5D.

     (iv) The parties hereto recognize that from time to time the Company shall desire to issue First Refusal Securities in connection with the formation of strategic alliances, acquisitions and joint ventures. In this capacity, the Company shall be entitled to request a written waiver from the Investor of his rights under this Section 5D.

     5E.  Right of First Offer for Common Stock Transferred by Shareholders.
          -----------------------------------------------------------------

     (i) Except for a Transfer of shares of capital stock in connection with an Exempt Transfer, no Shareholder will Transfer any interest in shares of capital stock, directly or indirectly, without complying with the terms of this
Section 5E. At least 60 days prior to making any Transfer other than an Exempt Transfer, any Shareholder desiring to Transfer any or all of the shares of capital stock held by such Shareholder will deliver a written notice (the "Sale
                                                                           ----
Notice") to the Company. The Sale Notice will disclose the terms and conditions
------
of the proposed Transfer including the number of shares of capital stock to be Transferred (the "Offered Securities") and the cash price per share (the
                     ------------------
"Offered Price"). Such Sale Notice shall constitute an offer to sell to the
 -------------
Company the Offered Securities at the Offered Price.

     (ii) Upon receipt of such Sale Notice from any such Shareholder, the Company shall be entitled to accept such offer and to purchase all of the Offered Securities at a purchase price equal to the proposed transfer price. In the event the Company does not exercise its right to purchase within 30 days after its receipt of the Sale Notice, such Offered Securities may than be Transferred to the proposed Transferee at a price not less than the price, and upon terms no more favorable to the purchaser, than those stated in the Sale Notice within the next 30 days following the end of the 30 day offering period. Any shares to be offered or sold by the Shareholder after such 60-day period must be reoffered to the Company pursuant to the terms of this Section 5E.

     (iii) If any Shareholder proposes to sell or otherwise transfer any of his interest in the Offered Securities pursuant to this Section 5E, such Shareholder shall cause any proposed Transferee (including without limitation any Transferee receiving such shares in an Exempt Transfer) to agree as a condition to such Transfer to be bound by the provisions of this Agreement and such Transferee shall enter into such agreement as the Company requests in order to give effect to this undertaking.

     6.   Representations and Warranties. The Company represents and warrants to
          ------------------------------
the Investor that:

     6A.  Organization and Corporate Power. The Company is a corporation duly
          --------------------------------
organized, validly existing and in good standing under the laws of the State of California and is qualified to do business in every jurisdiction in which the failure to so qualify might reasonably be expected to have a Material Adverse Effect. The Company has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and to carry out the transactions contemplated by this Agreement to be performed by it.

     6B.  Capital Stock and Related Matters with Respect to the Company.
          -------------------------------------------------------------
Schedule 6B attached hereto sets forth the capitalization of the Company as of
-----------
the Closing and immediately thereafter. Other than as set forth in Schedule 6B,
                                                                   -----------
the Company will not have outstanding any other stock or securities convertible into or exchangeable for any shares of its capital stock, nor will it have outstanding any rights or warrants to subscribe for or to purchase its capital stock or any stock or securities convertible into or exchangeable for its capital stock. Other than as set forth in this Agreement, the Company will not be subject to any obligation to repurchase or otherwise acquire or retire any shares of its capital stock.

     6C.  Subsidiaries of the Company. The Company does not have any
          ---------------------------
subsidiaries. The Company does not own or hold directly or indirectly any rights to acquire any shares of stock or any other equity security or interest in any other Person.

     6D.  Authorization; No Breach. The execution, delivery and performance of
          ------------------------
the Transaction Documents have been duly authorized by the Company. The Transaction Documents each constitutes a valid and binding obligation of the Company enforceable in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency or similar laws affecting creditor's rights and by general principles of equity. The execution, delivery and performance by the Company of the Transaction Documents and the consummation of the other transactions contemplated by this Agreement to be performed by the Company do not and will not (i) constitute a violation of the Articles of Incorporation or By-laws, (ii) conflict with, result in the breach of, or constitute a default under, any of the Transaction Documents or any agreement which is material to the Company to which or by which the Company is a party or to which any of its properties or assets are subject, (iii) require the authorization, consent, permit or approval of, or declaration to or filing with, any court, regulatory or public body or governmental authority not already obtained or made, or (iv) result in the creation of any lien, security interest, charge or encumbrance upon the capital stock or assets of the Company other than as expressly assumed or imposed hereby or thereby.

     6E.  Issuance of Shares and Warrant. At the Closing, the Investor will
          ------------------------------
acquire good and marketable title to the Shares, and upon the conversion of the Warrant will acquire good and marketable title to the Warrant Shares, free and clear of all liens, charges, encumbrances and restrictions except for restrictions on transfer under applicable securities laws and pursuant to this Agreement.

     6F.  Financial Statements. The Company has provided to the Investor true
          --------------------
and complete copies of (i) the balance sheet for the Company as of July 31, 1998 and the statements of income for the Company for year ended June 30, 1998 and for the one-month period ended June 30, 1998 (the "Financial Statements"). The
                                                   --------------------
Financial Statements have been prepared in conformity with the Company's accounting principles, consistent with past practice, and fairly present, in all material respects, the financial position of the Company as of such dates and the results of operations and cash flows of the Company for such periods then ended. Since the date of the Financial Statements, there exists no facts or circumstances which, to the knowledge of the Company, materially and adversely affect the business, properties, assets or condition, financial or otherwise, of the Company.

     6G.  Litigation. There are no actions or claims pending, or to the
          ----------
Company's knowledge threatened, against the Company or its properties or assets, at law or in equity or before or by any governmental department, commission, board, bureau, agency or instrumentality.

     6H.  Compliance with Laws. The Company is not in violation of any law or
          --------------------
any regulation or requirement which violation might reasonably be expected to have a Material Adverse Effect.

     6I.  Brokerage. There are no claims for brokerage commissions, finders'
          ---------
fees or similar compensation in connection with the transactions contemplated by this Agreement which are for the account of the Company.

     6J.  Personal Property. The Company has good title to all of its
          -----------------
properties, assets and other rights that do not constitute real property, free and clear of all liens and encumbrances. The Company owns, or has valid leasehold interests in or valid contractual rights to use, all of the assets, tangible and intangible, used by, or necessary for the conduct of the business of, the Company.

     6K.  Real Property. Schedule 6K lists all real property owned or leased by
          -------------  -----------
the Company and describes all such property on which the Company has given a mortgage. The Company enjoys peaceful and undisturbed possession under all leases to which it is a party or under which it is operating. All such leases are valid and subsisting an no default by the Company exists under any of them.

     6L.  Taxes. The Company has filed all material tax returns which are
          -----
required to be filed and has paid all taxes required to be paid in respect of all periods for which returns have been filed or are due (whether or not shown as being due on any tax return).

     6M.  Veracity of Statements. Neither this Agreement nor the representations
          ----------------------
and warranties by the Company contained herein or in any documents, instruments, certificates or schedules furnished pursuant hereto or in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements or facts contained herein and therein not misleading. There is no fact which has a material effect, or in the future may have a material adverse effect (to the knowledge of the Company) on the business, operations, affairs, condition or prospects of the Company, its assets or its business, which has not been set forth in this Agreement.

     6N.  Fully Paid and Non-Assessable. The Shares, the shares of Common Stock
          -----------------------------
issuable upon conversion of the Shares and the Warrants, when issued and delivered, will be duly and validly authorized and issued, fully paid and non-assessable and will not subject the holders thereof to any liability at the time of such issuance by reason of being such holders.

     6O.  No Default. The Company is not in default, in any material respect, in
          ----------
the performance or observance of any material agreement, indenture, mortgage, deed of trust or other material instrument of which it is a party or by which it or its property is bound.

     6P.  Issuance of Common Stock. All shares of Common Stock which may be
          ------------------------
issued in connection with the conversion of the Shares will, upon issuance by the Company, be validly issued, fully paid and non-assessable and free from all taxes, liens or charges with respect thereto, and will not be subject to any sinking fund provision. The Company shall pay any and all documentary stamp or similar issue or transfer taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of the Shares. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the Shares so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such transfer has paid to the Company the amount of any such tax or has established to the satisfaction of the Company that such tax has been paid or that no such tax is payable. The Company shall adjust the amount of dividends paid or accrued so as to indemnify the Investor against any withholding or similar tax in respect of such dividends.

     7.    Additional Agreements.
           ---------------------

     7A.   Election of Directors.
           ---------------------

     (i) Subject to Sections 5B, each Stockholder agrees that in all elections of directors of the Company such Stockholder will vote all shares for which it has voting power (x) for the maintaining of a number of directors equal to four and (y) for the election of a slate of directors so that at all times four directors shall be designated by the Company, provided, however, that if the Investor gives the Company notice of his desire to designate an additional director to the Board, including a statement whether such director will act as Chairman of the Board, each Stockholder will vote all shares for which it has voting power (x) for the maintaining of a number of directors equal to five and
(y) for the election of a slate of directors so that at all times four directors shall be designated by the Company and one director shall be designated by the Investor and shall act as Chairman of the Board. The Shareholders agree that the initial directors shall be those set forth in the Schedule of Directors attached hereto.

     (ii) In the event that the Company or the Investor desires to remove one or more of the directors appointed by it, each of the other Stockholders will vote all shares for which it has voting power at any meeting of stockholders of the Company, or will execute a written consent in lieu thereof, in favor of such removal.

     (iii) Upon the approval by Bohan and the Investor, each Stockholder agrees to elect two additional directors to the Board, one of which is nominated by Bohan and the other which is nominated by the Investor.

     (iv) For as long as the Investor's Percentage Interest is not less than 8% (provided that the decrease in the Investor's Percentage Interest is not due to an Exempt Issuance), (i) the Investor or his designee shall have the right to attend all meetings of the Board, (ii) receive all notices and other correspondence and communications sent by the Company to members of its Board, and (iii) receive compensation equal to the entitlement of other non-officer directors, provided that the Investor (or his designee) is a director on the Board.

     (v) No director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or (iii) for any transaction from which the director derived an improper personal benefit. The Company shall indemnify and hold the Investor (or his designee) harmless against any and all actions, claims, damages and losses arising solely out of the Investor's (or his designee's) performance as a director of the Company, provided such losses are not caused by, result from or arise out of actions described in clauses (i),
(ii) or (iii) of the preceding sentence. In addition, any indemnification payments shall be reduced by any payment actually made to the Investor (or his designee) under a valid and collectible insurance policy.

     7B.  Indemnification by the Company for Breaches. The Company hereby agrees
          -------------------------------------------
to defend, indemnify and hold harmless the Investor from and against any and all losses arising out of (a) any breach of a representation or warranty hereunder on the part of the Company or (b) any failure by the Company to perform or otherwise fulfill any undertaking or other agreement or obligation hereunder.

     7C.  Indemnification by the Investor for Breaches. The Investor hereby
          --------------------------------------------
agrees to defend, indemnify and hold harmless the Company from and against any and all losses arising out of (a) any breach of a representation or warranty hereunder on the part of the Investor or (b) any failure by the Investor to perform or otherwise fulfill any undertaking or agreement or obligation hereunder.

     7D.  Sale of the Company (Drag Along). If the Company desires to cause the
          --------------------------------
sale to a prospective non-Affiliate purchaser (the "Company Purchaser"), whether
                                                    -----------------
pursuant to a merger or otherwise, of all of the outstanding shares of the Company pursuant to a bona fide offer from the Company Purchaser, the Company shall notify each Shareholder in writing of such offer and its terms and conditions, provided that the purchase price is greater than the Stated Value, plus the accrued and unpaid dividends on the Shares. Each Shareholder and each Transferee of such Shareholder, within 15 days of the receipt of such notice (or such longer period of time as the Company shall designate in such notice), shall cause all of his or its Equity Securities to be sold to the Company Purchaser on the same terms and conditions as the shares being sold by the Company to the Company Purchaser.

     7E.  Right to Sell (Tag Along). If, at any time, pursuant to a bona fide
          -------------------------
offer by a prospective non-Affiliate purchaser (the "Buyer"), the Company
                                                     -----
desires to cause the sale of such number of shares so that after giving effect to the transaction such Buyer would own at least 51% of the outstanding shares, the Company shall (i) prior to the acceptance by it of such offer, give notice to the Buyer of the provisions of this Section 7E, (ii) (A) require, pursuant to the terms of any agreement, instrument or other document effecting such sale to the Buyer, that the Buyer offer to purchase all of the shares held by each Shareholder and each Transferee, or (B) condition its acceptance of such offer on the receipt of an agreement of the Buyer to offer to purchase all of the shares held by each Shareholder and each Transferee on the same terms and conditions as are applicable to the sale of the shares by the Company to the Buyer, and (iii) notify each Shareholder in writing of such offer and its terms and conditions. Each Shareholder and each Transferee of such Shareholder, within the Tag Along Notice Period (as defined below) may, at his or its Warrant, cause all of his or its shares to be sold to the Buyer on terms and conditions set forth in such notice. As used herein, the term "Tag Along Notice Period" shall
                                                -----------------------
mean 30 days after the receipt of the notice described in clause (iii) above (or such longer period of time as the Company shall designate in such notice).

     7F.  Exercise of Voting Rights. Each party hereto shall take all necessary
          -------------------------
acts and will use its best efforts in order to have all the Company's corporate resolutions that may be necessary to implement and give effect to the provisions contained herein approved as soon as possible after having been so requested by the other party, by, inter alia, attending the Company's validly called Shareholders' and Board of Directors' meetings and voting in favor of the necessary resolutions.

     7G.  Non-competition. For purposes of this Section 7G, "Relevant Period"
          ---------------                                    ---------------
with respect to each Shareholder shall mean a period commencing on the date hereof and ending on the date three years following the date on which such Shareholder ceases to be an employee, director or officer of the Company (unless, in the case of an employee, such employee was terminated without "cause" in which case the Relevant Period shall end on the date on which such employee was terminated). During the Relevant Period each Shareholder shall not in any way, directly or indirectly (i) own, manage, operate, control, hold an interest (in the case of a publicly traded (listed) company an interest of 5% or more of the voting capital of such company) in or actively participate in as a director, officer, employee or shareholder, or in any other capacity (including as a consultant) in (A) any enterprise which primarily engages in the business of internet advertising sales representation (i.e., Double Click and 24/7 Media) or (B) the internet advertising sales representation division of another enterprise, provided, however, that nothing contained in clause (B) herein shall prevent any Shareholder from working for such enterprise in any capacity other than internet advertising sales representation, in each case in any market where the Company is doing business in competition with the Company or (ii) solicit for employment, employ or hire any employee of the Company or any person who was an employee of the Company within the twelve months prior to such solicitation, employment or hiring. The restrictions of this Section 7G shall terminate upon a Capital Transaction or the sale of all the outstanding shares of Common Stock to a non-Affiliate third party. For purposes hereof, "cause" shall mean a breach of any employment agreement with the Company or any other duty to the Company, dishonesty, fraud or failure to abide by any published ethical standards or other policies of the Company. This Section 7G shall not apply to the Investor.

     7H.  Confidentiality.
          ---------------

     (i) Each Shareholder and the Company hereby undertakes to the other, except as required by Applicable Law or regulations of any stock exchange, not to divulge or otherwise disclose to any third party, except its Affiliates, representatives, employers or advisors, any information concerning this Agreement, except that the Investor may disclose such investment and his directorship to CBS, Inc. or its Affiliates. Each Shareholder agrees that it will impose the same obligations as now mentioned upon any Affiliate and any Transferee to which this Agreement has been disclosed.

     (ii) Each party hereto acknowledges that it will receive confidential information ("Confidential Information") from each other in connection with this
              ------------------------
Agreement, and with the ongoing business of the Company. It is further agreed that the parties hereto will hold such Confidential Information in the same confidence as they maintain their own information and that they will use the Confidential Information solely for purposes of the matters contemplated herein, except as otherwise required by Applicable Law. Confidential Information shall be identified as confidential at the time of its disclosure. Information is not confidential if it is (a) published or otherwise made publicly available other than by the parties hereto, or (b) rightfully received from a third party not subject to a confidentiality obligation.

     (iii) The confidentiality obligations identified herein shall remain binding for three years following the termination of this Agreement.

     (iv) Other than as required by Applicable Law or the regulations of any applicable stock exchange, each of the parties hereto shall refrain from making any sort of public announcements, press releases or interviews with regard to their collaboration and with regard to the actions contemplated herein, unless the other party has consented in writing to such public announcements, press releases or interviews, both in respect of the contents of the information and the media.

     (v) Upon termination of this Agreement, all Confidential Information provided by any party hereto to the other parties shall be returned to it.

     7I.    Access to Information. The Company agrees that until the earlier of
            ---------------------
(i) an Initial Public Offering or (ii) the date on which the Investor's Percentage Interest is less than 8% (provided that the decrease in the Investor's Percentage Interest is not due to an Exempt Issuance), the Investor shall have reasonable access to the premises, books, records and business affairs of the Company during regular business hours and with reasonable prior notice. The Investor will hold and will cause its representatives to hold in strict confidence all documents and information concerning the Company furnished to the Investor and all documents and information.

     7J.    Liability Insurance. The Company shall obtain and maintain
            -------------------
directors' and officers' liability insurance in an amount not less than $10,000,000, as long as the Investor is a director of the Company.

     8.     Registration Rights of Investor. The Investor shall have the
            -------------------------------
following registration rights:

     8A.    Piggyback Registration.
            ----------------------

     (i)    Right to Piggyback. If the Company at any time proposes to register
            ------------------
any securities under the Securities Act (other than registrations on Form S-4 or S-8 or the equivalent thereof) with respect to an underwritten public offering or otherwise and the form of Registration Statement to be used may be used for the registration of Registrable Securities, the Company will give prompt written notice to the Investor of its intent to do so. Within 20 days after receipt of such notice, the Investor may, by written notice to the Company, request the registration by the Company under the Securities Act of his Registrable Securities in connection with such proposed registration by the Company under the Securities Act (a "Piggyback Registration"). Such written notice to the
                       ----------------------
Company shall specify the Registrable Securities intended to be disposed of by such Investor and the intended method of distribution thereof. Upon receipt of such request, the Company will use its best efforts to register under the Securities Act all Registrable Securities which the Company has been so requested to register, to the extent required to permit the disposition of the Registrable Securities so to be registered; provided, however, that if at any time after giving notice of its intent to
--------  -------
register securities and before the effective date of the Registration Statement filed in connection with such Piggyback Registration, the Company determines for any reason not to register or to delay registration of such securities, the Company may, at its election, give notice of such determination to the Investor requesting such Piggyback Registration, and, thereupon, (a) in the case of a determination not to register, the Company shall be relieved of its obligation to register any Registrable Securities in connection with such Piggyback Registration (but not from its obligation to pay registration expenses pursuant to Section 8C hereof) without prejudice, however, to the rights of the Investor under this Section 8A, and (b) in the case of a determination to delay registering, the Company may delay registering any Registrable Securities for the same period as the delay in registering such other securities.

     (ii)  Selection of Underwriters. The underwriters of any offering pursuant
           -------------------------
to a Piggyback Registration shall be one or more nationally-recognized investment banking firms selected by the Company.

     (iii) Priority in Piggyback Registrations. If the managing underwriter
           -----------------------------------
informs the Company in writing of its judgment that including the Registrable Securities in the Piggyback Registration creates a substantial risk that the proceeds or price per unit to be received from such offering might be reduced or that the number of Registrable Securities to be registered is too large to be reasonably sold, then the Company will include in such Piggyback Registration, to the extent of the number of shares which the Company is so advised that can be sold in such offering: first, all securities proposed by the Company to be sold for its own account; and second, such Registrable Securities requested by the Investor to be included in such Piggyback Registration.

     (iv)  Termination of Piggyback Rights. The provisions set forth in this
           -------------------------------
Section 8A shall terminate on the date in which the Investor's Percentage Interest is less than 8% (provided that the decrease in the Investor's Percentage Interest is not due to an Exempt Issuance).

     8B.   Registration Procedures.
           -----------------------

     (i)   Company Covenants. Whenever the Company is hereunder required to use
           -----------------
its best efforts to effect the registration under the Securities Act of any Registrable Securities as provided in Section 8A, the Company will:

           (a) prepare and file with the Commission not later than ninety (90) days of the request therefor the requisite Registration Statement to effect such registration and thereafter use its best efforts to cause such Registration Statement to become effective, provided that the Company may discontinue any registration of its securities which are not Registrable Securities (and, under the circumstances specified in Section 8A, its securities which are Registrable Securities) at any time prior to the effective date of the Registration Statement relating thereto;

           (b) prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement until, in the case of any Piggyback Registration, the earlier of (1) such time as all such securities have been disposed of in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement and (2) the expiration of nine months from the date such Registration Statement first becomes effective), at which time the Company shall have the right to deregister any of such securities which remain unsold;

           (c) furnish to each seller of Registrable Securities covered by such Registration Statement such number of conformed copies of the Registration Statement, and of each amendment and supplement thereto, such number of copies of the prospectus contained in such Registration Statement and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents as such seller may reasonably request;

           (d) use its best efforts to register or qualify all securities covered by such Registration Statement under such other securities or blue sky laws of jurisdictions as each seller thereof shall reasonably request, to keep such registration or qualification in effect for so long as the Registration Statement remains in effect, and to take any other action which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such seller, except that the Company shall not for any such purpose be required to (a) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not be obligated to be so qualified but for the requirements of this subsection; (b) subject itself to taxation in any such jurisdiction; or (c) consent to general service of process in any such jurisdiction;

           (e) at any time when a prospectus relating thereto is required to be delivered under the Securities Act, notify each seller of Registrable Securities covered by such Registration Statement promptly after the Company discovers that the prospectus included in such Registration Statement as then in effect includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made,and at the request of any such seller promptly prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

           (f) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission; and

           (g) use its best efforts to list all Registrable Securities covered by such Registration Statement on a securities exchange or inter-dealer quotation system on which similar securities issued by the Company are then listed or quoted (and, if no such securities are then listed or quoted, on each securities exchange and inter-dealer quotation system requested by the selling Investor and consented to by the Company (which consent shall not be unreasonably withheld)), and shall take any other action necessary or advisable to facilitate the disposition of such Registrable Securities.

     The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company such information regarding such seller and the distribution of such securities as the Company may request. Any Person participating in any Piggyback Registration must, in the case of an underwritten offering, (a) agree to sell their securities on the basis provided in the underwriting agreement and (b) complete and execute all documents required under this Agreement or the underwriting agreement.

     Each holder of Registrable Securities agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in subsection (e) of this Section 8B(i), such holder will discontinue immediately such holder's disposition of securities pursuant to the Registration Statement until such holder receives copies of the supplemented or amended prospectus contemplated by such subsection (e) and, if so directed by the Company, will deliver to the Company all copies, other than permanent file copies, then in such holder's possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.

     (ii)  Underwriting Agreements. In the case of an underwritten offering, the
           -----------------------
Company will enter into an underwriting agreement with the underwriters for any offering pursuant to a Piggyback Registration if requested by the underwriters so to do. The underwriting agreement will contain such representations and warranties by the Company and such other terms as are generally prevailing at such time in underwriting agreements. The holders of Registrable Securities to be distributed by the underwriters shall be parties to such underwriting agreement and may, at their option, require that any or all of the representations, warranties, and other agreements by the Company to and for the benefit of the underwriters also be made to and for the benefit of such holders of Registrable Securities and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such holders of Registrable Securities.

     (iii) Holdback Agreement. The Company agrees not to effect any public sale
           ------------------
or distribution of its equity securities or securities convertible into or exchangeable or exercisable for any of such securities during the seven days prior to and the 120 days after any Piggyback Registration for an underwritten offering has become effective, except as part of such Piggyback Registration, as the case may be, and except pursuant to registrations on Form S-4, S-8 or any successor or similar forms thereto.

     (iv)  Preparation; Reasonable Investigation. In connection with the
           -------------------------------------
preparation and filing of each Registration Statement under the Securities Act pursuant to this Agreement, the Company will give the holders of Registrable Securities to be registered under such Registration Statement, the underwriters and their respective counsel and accountants, the opportunity to participate in preparing the Registration Statement. The Company will also give each of such Persons such access to its books and records and opportunities to discuss the business of the Company with the Company's officers and independent public accountants who have certified the Company's financial statements as shall, in the opinion of such holders' and such underwriters' receptive counsel, be necessary to conduct a reasonable investigation within the meaning of the Securities Act.

     8C.  Registration Expenses.  The Company will bear all expenses incident to
          ---------------------
the Company's performance of or compliance with Section 8 of this Agreement, including, without limitation, all registration, filing and NASD fees, all securities and blue sky compliance fees and expenses, all word processing expenses, duplicating expenses, printing expenses, engraving expenses, messenger and delivery expenses, all Company general and administrative expenses, all Company counsel and accountants fees and disbursements, all special audit, financial statement and reconstruction costs, all comfort letter costs, all underwriter fees and disbursements customarily paid by issuers or sellers of securities (including fees paid to a "qualified independent underwriter" required by the rules of the NASD in connection with a distribution), all "road show" expenses and allocations and the expense for other Persons retained by the Company ("Registration Expenses"), but excluding discounts, commissions or fees
          ---------------------
of underwriters, selling brokers, dealer managers, sales agents or similar securities industry professionals relating to the distribution of Registrable Securities and applicable transfer taxes, if any, which shall be borne by the sellers of the Registrable Securities being registered in all cases.

     8D.  Indemnification.
          ---------------

     (i)  Indemnification by the Company. In the event of any Piggyback
          ------------------------------
Registration of any Registrable Securities under the Securities Act, the Company shall, and hereby does, indemnify and hold harmless each seller of any Registrable Securities covered by the Registration Statement with respect thereto, such seller's partners, directors and officers, each underwriter (including any "qualified independent underwriter" required by the rules of the NASD) of the offering or sale of such securities, and each Person who controls such seller or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities to which such seller, partner, director, officer, underwriter or controlling Person, as the case may be, may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of material fact contained in the Registration Statement under which such Registrable Securities were sold or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse each such indemnified Person for expenses reasonably incurred by it in connection with defending such loss, claim, damage, liability, action or proceeding; provided that the Company shall not be liable in any such case for any losses, claims, damages, liabilities (or actions or proceedings in respect thereof) or expenses which arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made by the Company in such Registration Statement in reliance upon information furnished to the Company by such Person through an instrument duly executed by such Person specifically stating that it is for use in the preparation thereof; and provided further that the Company shall not be liable to and does not indemnify any underwriter in the offering or sale of Registrable Securities, or any Person who controls an underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such Person's failure to send or give a copy of the final prospectus, as the same may be supplemented or amended, to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person, if such statement or omission was corrected in such final prospectus. This indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party, and shall survive the transfer of such Registrable Securities by the seller thereof.

     (ii)   Indemnification by the Sellers.  The Company may require, as a
            ------------------------------
condition to including any Registrable Securities in any Registration Statement, that the Company receive an undertaking satisfactory to it from the prospective seller of such Registrable Securities, to indemnify and hold harmless (in the same manner and to the same extent as set forth in subsection (i) of this
Section 8D) the Company, its directors, its officers, and each other Person who controls the Company within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such Registration Statement, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such seller specifically stating that it is for use in the preparation of such Registration Statement. The prospective sellers' obligation to indemnify will be several, not joint and several, among such sellers and the liability of each such seller of Registrable Securities shall be in proportion to and limited to the net amount received by such seller from the sale of Registrable Securities pursuant to such Registration Statement. This indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company, its directors, officers or controlling Persons, and shall survive the transfer of such Registrable Securities by the seller thereof.

     (iii)  Notices of Claims, Etc.  Promptly after receipt by an indemnified
            -----------------------
party of notice of the commencement of any action or proceeding involving a claim referred to in Section 8D(i) or (ii), such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action. The failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this
Section 8D, except to the extent that the indemnifying party is prejudiced by the failure to give such notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgement a conflict of interest between such indemnified party and the indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable for any settlement made by the indemnified party without its consent (which consent will not be unreasonably withheld) or for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgement or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from a liability in respect to such claim or litigation.

     (iv) Other Indemnification. Indemnification similar to that specified in
          ---------------------
the preceding subdivisions of this Section 8D (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any Federal or state law or regulation of any governmental authority other than the Securities Act.

     (v)  Indemnification Payments. The indemnification required by this Section
          ------------------------
8D shall be may be periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

     (vi) Contribution. If the indemnification provided for in this Agreement is
          ------------
for any reason unavailable or insufficient to indemnify an indemnified party under Section 8D(i), (ii) or (iv) hereof in respect of any loss, claim, damage or liability, or any action in respect thereof, or referred to therein, then each indemnifying party shall, in lieu of indemnifying such party contribute to the amount payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, in a proportion which reflects the relative fault with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, on the one hand of the Company and on the other hand of the holders of the Registrable Securities included in the offering, as well as any other relevant equitable considerations.

     The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact of or material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the holders of the Registrable Securities; the intent of the parties; he parties' relative knowledge; the parties' access to information; and the parties' opportunity to correct or prevent such statement or omission. The Company and the Stockholder agree that it would not be just and equitable if contribution pursuant to this Section 8D is determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein.

     The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to in this
Section 8D(vi) shall be deemed to include, for purposes of this Section 8D(vi), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of "fraudulent misrepresentation" within the meaning of Section 11 of the Securities Act shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     9.   Definitions. For the purposes of this Agreement, the following terms
          -----------
have the meaning set forth below:

     "Affiliate" of any Person means a Person which directly or indirectly
      ---------
through one or more intermediaries controls, or is controlled by, or is under common control with, such first Person.

     "Applicable Law" means, with respect to any Person, all provisions
      --------------
applicable to such Person of all (i) constitutions, statutes, orders, rules and regulations of governmental bodies, (ii) decisions, decrees, judgments and orders of courts and arbitrators and (iii) governmental approvals, permits, consents, exemptions and licenses.

     "Bohan" refers to John Bohan, in his capacity as a Shareholder of the
      -----
Company.

     "Business Day" means a day of the year on which commercial banks are not
      ------------
required or authorized to close in New York, New York.

     "Commission" means the United States Securities and Exchange Commission and
      ----------
any governmental body or agency succeeding to the functions thereof.

     "Common Stock" means common stock, par value $0.01 per share, of the
      ------------
Company.

     "Common Stock Equivalents" means all securities convertible into or
      ------------------------
exchangeable for, and all warrants, options and other rights exercisable for, shares of Common Stock.

     "Equity Securities" means shares of capital stock, securities convertible
      -----------------
into or exchangeable for, and Warrants, rights and warrants to purchase, capital stock of the Company.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, or
      -----------
any similar federal law then in force.

     "Exempt Issuance" shall mean (i) the issuance of shares of Common Stock or
      ---------------
any securities convertible into or exercisable for shares of Common Stock in connection with (A) an Initial Public Offering or (B) a private placement in which such shares are sold for not less than $25.00 per share, (ii) the issuance of shares of Common Stock pursuant to the conversion of outstanding Warrants, options or the Stock Options, (iii) the issuance of the Stock Options described in Section 5A, (iv) other issuances of shares of Common Stock which are approved by the Investor and (v) and any other issuance of Equity Securities as expressly provided by this Agreement.

     "Exempt Transfer" shall mean the Transfer of Equity Securities by any
      ---------------
Shareholder to his wife, his lineal descendants or an Affiliate.

     "Initial Public Offering" means the closing of an underwritten public
      -----------------------
offering of Common Stock registered with the Commission under the Securities
Act.

     "Investors Shares" means the aggregate of all shares of Preferred Stock,
      ----------------
Common Stock and securities convertible into or exercisable for shares of Common Stock, owned by the Investor and his Affiliates.

     "Majority Shareholder" means the Shareholder having a Percentage Interest
      -------------------
equal to or greater than 51%.

     "Material Adverse Effect" means a material adverse effect on the financial
      -----------------------
condition, assets, results of operation, business or business prospects of the Company and its Subsidiaries, if any, taken as a whole.

     "NASD" means the National Association of Securities Dealers, Inc. and any
      ----
successor organization.

     "Percentage Interest" means, with respect to any Stockholder, the
      -------------------
percentage obtained by dividing the number of shares of Common Stock and shares underlying Common Stock Equivalents owned by such Stockholder by the total number of shares of Common Stock and shares underlying Common Stock Equivalents outstanding.

     "Person" shall mean an individual, a partnership, a corporation, an
      ------
association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

     "Preferred Stock" means preferred stock, par value $0.01 per share, of the
      ---------------
Company.

    "Registrable Securities" means shares of Common Stock, including shares of
     ----------------------
Common Stock issuable upon the conversion of the Shares or the exercise of the Warrant, which are owned by any Stockholder and have not ceased to be Restricted Securities; provided that any shares of Common Stock which cease to be Restricted Securities solely because they have become eligible for transfer pursuant to Rule 144 (or any similar rule then in force) will not cease to be Registrable Securities until they have actually been sold to the public in compliance with Rule 144 (or any similar rule then in force).

     "Registration Statement" means a registration statement provided for in
      ----------------------
Section 5 of the Securities Act under which securities are registered under the Securities Act, together with any preliminary, final or summary prospectus contained therein, any amendment or supplement thereto, and any document incorporated by reference therein.

     "Restricted Securities" means (i) the Investor Shares issued as
      ---------------------
contemplated hereby or other shares of Common Stock outstanding on or prior to the Closing, and (ii) any securities issued with respect to the Common Stock referred to in (i) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Restricted Securities, such securities will cease to be Restricted Securities when they have (a) been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them or (b) become eligible for sale pursuant to Rule 144 without restriction on volume or manner as provided in Rule 144(k) (or any similar provision then in force) under the Securities Act.

     "Rule 144A" means 144A promulgated under the Securities Act, or any similar
      ---------
federal rule then in force.

     "Securities Act" means the Securities Act of 1933, as amended, or any
      --------------
similar federal law then in force.

     "Stated Value" means $1,000 per share of Preferred Stock, provided that, if
      ------------
such shares of Preferred Stock have been converted to shares of Common Stock, the Stated Value shall be $8 per share of Common Stock.

     "Stockholders" or "Shareholders" means the Investor and any other holders
      ------------------------------
of the Company's capital stock which from time to time agree to be bound by and subject to the terms of this Agreement.

     "Total Company Shares" means, on the Closing, the total number of shares of
      --------------------
Common Stock issued and outstanding on the Closing Date, plus the shares of Common Stock to be issued to the Investor upon the conversion of the Preferred Stock, plus the shares of Common Stock to be issued to the Investor pursuant to the exercise of the Warrant and any other options or warrants outstanding on the Closing Date.

     "Transfer" means any sale, assignment, mortgage, pledge, gift or other
      --------
transfer or disposal, whether effected directly or indirectly.

     10.  Miscellaneous.
          -------------

     10A. Expenses. The Company and the Investor will bear their own expenses in
          --------
connection with the preparation, negotiation, execution, delivery and performance of this Agreement and the transactions and documents contemplated herein; provided that the Company shall reimburse the Investor for all
        --------
reasonable expenses incurred subsequent to the Closing and relating solely to the Investor's actions taken on behalf of the Company; and further provided that
                                                           ------- --------
the Investor receives the prior consent of Bohan for any individual expenditure greater than $750.

     10B. Stockholder's Representations. Each Stockholder hereby severally
          -----------------------------
represents and warrants that (a) it has the power and authority and has taken all action necessary to execute and deliver this Agreement and any other Transaction Document to which it is a party and to consummate the transactions contemplated hereby and thereby and (b) this Agreement and any other Transaction Document to which it is a party have been duly and validly executed and delivered by it and are enforceable against it in accordance with their respective terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency or similar laws affecting creditor's rights and by general principles of equity.

     10C. Investor's Representations. The Investor hereby represents that he is
          --------------------------
an "accredited investor" as defined in Regulation D under the Securities Act, that he will not cause the Company to be disqualified from Regulation D under the Securities Act, and that he is acquiring the Restricted Securities purchased for his own account with the present intention of holding such securities for purposes of investment, and that he has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws. The Investor represents that he is a resident of the State of New York. Each certificate for Restricted Securities will be imprinted with a legend in substantially the following form:

     THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED, ASSIGNED, OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR
(2) THE ISSUER (THE "COMPANY") RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF THE SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED, OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS. THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS ALSO SUBJECT TO THE CONDITIONS SPECIFIED IN THE STOCK PURCHASE AND STOCKHOLDERS AGREEMENT AMONG THE COMPANY AND CERTAIN INVESTORS (THE "AGREEMENT") AND THE COMPANY RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITIES UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO SUCH TRANSFER. A COPY OF THE AGREEMENT WILL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.

     10D. Term of Agreement
          -----------------

     (i) This Agreement shall have an initial term ending on the tenth anniversary of the date hereof (with the exception of the Investor's rights under Section 5B), which term shall be automatically renewed for successive periods of five years thereafter unless notice of non-renewal is given by a party hereto at least six months prior to any such renewal date in which case this Agreement shall terminate with respect to such party on such renewal date. This Agreement shall also terminate with respect to any Shareholder at the time that such Shareholder and its Transferees cease to hold any legal or beneficial interest in the Company, such termination being without prejudice to the rights of the parties hereto in respect of any breach of the terms of this Agreement occurring prior to such early termination.

     (ii) This Agreement may also be terminated by any Shareholder with respect to the Company or by the Company with respect to any Shareholder in the event that a declaration or bankruptcy or an application for the suspension of payments of the Company or such Shareholder, as the case may be, is filed with the Courts, or if the Company or such Shareholder, as the case may be, makes a composition with its creditors or otherwise is found to be insolvent, provided that such termination shall be without prejudice to the put Warrant granted hereunder. This early termination shall be made through a written notice served on the Company or such Shareholder, as the case may be.

     10D. Amendments and Waivers. The provisions of this Agreement may be
          ----------------------
amended and any provision hereof may be waived, only if such amendment or waiver is set forth in writing executed by the Company and the Investor.

     10E. Assignment; Entire Agreement. All of the provisions hereof bind and
          -----------------------------
benefit the parties hereto. Neither this Agreement nor any of the rights, interests or obligations hereunder can be assigned except as provided herein. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

     10F. Survival of Representation and Warranties. All representations and
          -----------------------------------------
warranties made by the Company and the Investor in Section 10 (except for Section 10F) and Sections 6A, 6C, 6F, 6G, 6H, 6I, 6J, 6K, 6M and 6O) shall survive the closing and continue in full force and effect for a period of two years from the Closing Date. All representations and warranties made by the Company in Sections 6L and 6P shall survive the Closing until six months after the expiration of the relevant statute of limitations (including any extensions thereof). All other representations and warranties including those made in Sections 10F, 6B, 6D and 6E shall survive the Closing and shall continue in full force and effect without limits as to time.

     10G. Successors and Assigns. Except as otherwise expressly provided herein,
          ----------------------
all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, and whether or not any express assignment has been made, except as otherwise expressly provided herein, the provisions of this Agreement which bind and inure to the benefit of any Stockholder will also bind and inure to the benefit of, and be enforceable against and by, any subsequent holder of capital stock, provided such subsequent holder has executed and delivered to the Company its agreement to be bound by the terms of this Agreement. Furthermore, each Stockholder agrees that, prior to any transfer of Common Stock by it, except for transfers pursuant to a registered public offering or pursuant to Rule 144 under the Securities Act, it shall obtain and cause to be delivered to the Company the proposed transferees' written agreement, in form and substance reasonably satisfactory to the Company, to be bound by and subject to the provisions hereof.

     10H. Governing Law. All questions concerning the construction, validity and
          -------------
interpretation of this Agreement and the Exhibits and Schedules hereto will, pursuant to New York General Obligations Law Section 5-1401, be governed by the law of the State of New York.

     10I. Severability. Whenever possible, each provision of this Agreement will
          ------------
be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of this Agreement is held to be prohibited by or invalid under Application Law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

     10J. Descriptive Headings and Construction. The descriptive headings of
          -------------------------------------
this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     10K. Notices. All notices, demands or other communications to be given or
          -------
delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally, mailed by certified or registered mail, return receipt requested and postage prepaid, or sent by telecopy, to the recipient. Such notices, demands and other communications will be sent at the addresses indicated below:

          If to the Company:

          AdNet Strategies, Inc.
          5959 West Century Boulevard
          Los Angeles, CA 90045
          Attention: John Bohan

          If to the Investor:

          William Apfelbaum
          c/o T.D.I.
          275 Madison Avenue
          New York, New York 10016

          with a copy to:

          Geoffry Handler
          McLaughlin & Stern, LLP
          260 Madison Avenue
          New York, New York 10016

Any party may change its address for the purpose of notice by giving notice in accordance with the provisions of this Section 10K.

     10L. Performance During Breach. If any party to this Agreement breaches an
          -------------------------
obligation to deliver money or securities in accordance with this Agreement, the other parties hereto, if not otherwise in default of this Agreement, shall not be required to perform their respective obligations to the defaulting party under this Agreement until the default is cured. This right shall be in addition to any other rights a non-defaulting party is entitled to under this Agreement or at law.

     10M. Third Party Beneficiaries. The parties hereto agree that this
          -------------------------
Agreement shall not create any third party beneficiaries.

     10N. Counterparts. This Agreement may be executed in two or more
          ------------
counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.


                                        ADNET STRATEGIES, INC.

                                        By: /s/ John Bohan
                                            -------------------------
                                        John Bohan
                                        President


                                        STOCKHOLDERS
                                        ------------

                                        /s/ John Bohan
                                        ----------------------------
                                        John Bohan


                                        /s/ Christopher Cardinal
                                        ----------------------------
                                        Christopher Cardinal


                                        /s/ Mark Roah
                                        ----------------------------
                                        Mark Roah


                                        /s/ Frank Addante
                                        ----------------------------
                                        Frank Addante


                                        /s/ Neal Weinberg
                                        ----------------------------
                                        Neal Weinberg


                                        ____________________________
                                        Todd Taplin


                                        /s/ William Apfelbaum
                                        ----------------------------
                                        William Apfelbaum